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                                                                    EXHIBIT 23.0





                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 33-64310) and related Prospectus of USTMAN Technologies, Inc. of our report dated October 9, 1998, with respect to the consolidated financial statements of USTMAN Technologies, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 1998, filed with the Securities and Exchange Commission.




                                        /s/ ERNST & YOUNG LLP

Denver, Colorado
October 13, 1998